Exhibit 99.1
Date: Nov. 1, 2007
Williams Partners L.P. Reports Third-Quarter 2007 Financial Results
•	Four Corners Acquisition, Steady Operational Performance Drive Strong Increase in Distributable Cash Flow per Unit

•	Four Corners NGL Margins, Higher Conway Revenue, Higher Discovery Equity Earnings Highlight 3Q Performance

•	Cash Distribution Increased to 55 Cents
     TULSA, Okla. — Williams Partners L.P. (NYSE:WPZ) today announced unaudited third-quarter 2007 net income of $29.4 million, or 62 cents per common unit, compared with third-quarter 2006 net income of $45.4 million and 58 cents per common unit.
     Year-to-date through Sept. 30, Williams Partners reported net income of $69.4 million, or $1.41 per common unit, compared with $119.7 million and $1.19 cents per common unit for the same time frame last year.
     The third-quarter and year-to-date 2007 results were lower than the restated 2006 results due primarily to interest expense associated with the Four Corners acquisition. No interest expense had been allocated to these assets when they were held by Williams (NYSE: WMB).
     Distributable cash flow for limited-partner unitholders totaled $28.5 million for the third quarter of 2007, compared with $13.5 million for the same period in 2006. The key measure of distributable cash flow per weighted-average limited partner unit was 72 cents in third-quarter 2007, compared with 62 cents for third-quarter 2006, an increase of 16 percent.
     The increase in distributable cash flow for the quarter is due to the growth of the partnership through its 2006 acquisition of Four Corners and the partnership’s steady financial performance.
     Year-to-date through Sept. 30, distributable cash flow for limited-partner unitholders totaled $77 million, compared with $26.7 million for 2006. Also during the first nine months of 2007, distributable cash flow per weighted-average limited partner unit was $1.96, compared with $1.53 for 2006, an increase of 28 percent.
Recurring Segment Profit Results
     Consolidated recurring segment profit for Williams Partners for third-quarter 2007 was $54.9 million, compared with $55.9 million for third-quarter 2006.
     Recurring segment profit for Gathering & Processing — West, which includes Four Corners, was $43.2 million in third-quarter 2007, compared with $47.7 million in 2006. The decline in recurring segment profit was

Williams Partners L.P. (NYSE:WPZ) — 3Q 2007 Financial Results — Nov. 1, 2007	Page 1 of 4

primarily the result of $3.7 million higher net product imbalance losses at Four Corners. Gains and losses from product imbalances are an unpredictable component of operating costs.
     Recurring segment profit for the NGL Services segment improved significantly for the third-quarter. Its third-quarter recurring segment profit was $4 million, compared with $2.2 million in 2006. Lower operating costs, including $1 million lower losses on cavern empties, and increased storage and product upgrade revenue at Conway drove the quarterly improvement. Gains and losses on cavern empties are an unpredictable component of operating costs.
     Equity earnings from the partnership’s 60 percent interest in Discovery were $1.8 million higher in the third quarter, due primarily to higher NGL sales volumes.
     For the nine-month period ending Sept. 30, consolidated recurring segment profit for Williams Partners was $139.5 million, compared with $133.8 million for the first nine months of 2006.
     Gathering & Processing — West reported recurring segment profit of $113.4 million in the first nine months of 2007, compared with $112.1 million for 2006. Nine percent higher NGL margins, which were partially offset by higher operating expenses, drove the slight improvement in the year-to-date results.
     Year-to-date through Sept. 30, NGL Services reported recurring segment profit of $11.1 million, compared with $6.2 million for the same period in 2006. The segment benefited from lower operating costs and higher storage revenue, due to higher demand, at Conway. These gains were partially offset by lower fractionation revenues.
     Reconciliations of the partnership’s distributable cash flow for limited-partner unitholders to net income, as well as recurring segment profit to segment profit, accompany this press release.
Chief Operating Officer Perspective
     “Our growing portfolio of assets continues to deliver steady performance,” said Alan Armstrong, chief operating officer of the general partner of Williams Partners. “We’ve increased cash distributions to unitholders for seven consecutive quarters, distributable cash flow per unit is up nearly 30 percent year to date, and our distribution coverage ratio continues to be strong.
     “Gathering volumes at Four Corners are responding positively to our well-connect program, Discovery continues to capture new business and Conway’s storage revenues and distributable cash flow continues to increase,” Armstrong said.
Increase in Cash Distribution to Unitholders
     Subsequent to the close of the third quarter, the board of directors of the general partner of Williams Partners increased the quarterly cash distribution payable to unitholders to 55 cents from 52.5 cents. This was the seventh consecutive quarter the partnership increased its cash distribution.

Williams Partners L.P. (NYSE:WPZ) — 3Q 2007 Financial Results — Nov. 1, 2007	Page 2 of 4

Distributable Cash Flow and Recurring Segment Profit Definitions
     Distributable cash flow per weighted average limited-partner unit is a key measure of the partnership’s financial performance and available cash flows to unitholders.
     Williams Partners defines distributable cash flow per limited partner unit as distributable cash flow, as defined in the following paragraph, attributable to partnership operations plus the cash distributed by Discovery. The total distributable cash flow attributable to partnership operations is then allocated among the general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement. The resulting distributable cash flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner units outstanding to arrive at distributable cash flow per limited partner unit.
     Williams Partners defines distributable cash flow as net income plus depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less its equity earnings in Discovery, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures.
     Williams Partners defines recurring segment profit as segment profit excluding items of income or loss that it characterizes as unrepresentative of its ongoing operations. Schedules presenting Williams Partners’ consolidated statements of income, segment profit and operating information are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Today’s Analyst Call
     Williams Partners’ management will discuss the partnership’s third-quarter financial results during an analyst presentation to be webcast live beginning at noon Eastern today.
     Participants are encouraged to access the presentation and corresponding slides via www.williamslp.com. A limited number of phone lines also will be available at (877) 856-1962. International callers should dial (719) 325-4762. Callers should dial in at least 10 minutes prior to the start of the discussion. Replay of the third-quarter webcast will be available for two weeks at www.williamslp.com.
Form 10-Q
     The partnership plans to file its Form 10-Q with the Securities and Exchange Commission today. The document will be available on both the SEC and Williams Partners web sites.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a publicly traded master limited partnership that owns natural gas gathering, transportation, processing and treating assets serving regions where producers require large scale and highly reliable services, including the Gulf of Mexico and the San Juan Basin in New Mexico and Colorado. The partnership also serves the natural gas liquids (NGL) market through its NGL fractionating and storage assets.

Williams Partners L.P. (NYSE:WPZ) — 3Q 2007 Financial Results — Nov. 1, 2007	Page 3 of 4

The general partner is Williams Partners GP LLC. More information about the partnership is available at www.williamslp.com.

Contact:	Jeff Pounds
Williams (media relations)
(918) 573-3332

Sharna Reingold
Williams (investor relations)
(918) 573-2078
# # #
Williams Partners’ reports, filings and other public announcements might contain or incorporate by reference forward-looking statements — statements that do not directly or exclusively relate to historical facts. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipate,” believe,” “could,” “continue,” “estimate,” “expect,” “forecast,” “may,” “plan,” “potential,” “project,” “schedule,” “will” and other similar words. These statements are based on our intentions, beliefs and assumptions about future events and are subject to risks, uncertainties and other factors. Actual results could differ materially from those contemplated by the forward-looking statements. In addition to any assumptions, risks, uncertainties and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those risks, uncertainties and factors include, among others: Williams Partners may not have sufficient cash from operations to enable it to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to its general partner; because of the natural decline in production from existing wells and competitive factors, the success of Williams Partners’ gathering and transportation businesses depends on its ability to connect new sources of natural gas supply, which is dependent on factors beyond its control; any decrease in supplies of natural gas could adversely affect Williams Partners’ business and operating results; Williams Partners’ processing, fractionation and storage business could be affected by any decrease in the price of natural gas liquids or a change in the price of natural gas liquids relative to the price of natural gas; lower natural gas and oil prices could adversely affect Williams Partners’ fractionation and storage businesses; Williams Partners depends on certain key customers and producers for a significant portion of its revenues and supply of natural gas and natural gas liquids and the loss of any of these key customers or producers could result in a decline in its revenues and cash available to pay distributions; if third-party pipelines and other facilities interconnected to Williams Partners’ pipelines and facilities become unavailable to transport natural gas and natural gas liquids or to treat natural gas, Williams Partners’ revenues and cash available to pay distributions could be adversely affected; Williams Partners’ future financial and operating flexibility may be adversely affected by restrictions in its indentures and by its leverage; Williams Partners’ partnership agreement limits its general partner’s fiduciary duties to Williams Partner’s unitholders for actions taken by the general partner that might otherwise constitute breaches of fiduciary duty; even if unitholders are dissatisfied, they currently have little ability to remove Williams Partners’ general partner without its consent; The Williams Companies, Inc.’s credit agreement and The Williams Companies, Inc.’s public indentures contain financial and operating restrictions that may limit Williams Partners’ access to credit; in addition, Williams Partners’ ability to obtain credit in the future will be affected by The Williams Companies Inc’s credit ratings; Williams Partners’ general partner and its affiliates have conflicts of interest and limited fiduciary duties, which may permit them to favor their own interest to the detriment of Williams Partners’ unitholders; unitholders may be required to pay taxes on their share of Williams Partners’ income even if they do not receive any cash distributions from Williams Partners; and Williams Partners’ operations are subject to operational hazards and unforeseen interruptions for which it may or may not be adequately insured. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are urged to closely consider the disclosures and risk factors in Williams Partners’ annual report on Form 10-K filed with the Securities and Exchange Commission on Feb. 28, 2007, and Williams Partners’ quarterly reports on Form 10-Q available from Williams Partners’ offices or from Williams Partners’ website at www.williamslp.com.

Williams Partners L.P. (NYSE:WPZ) — 3Q 2007 Financial Results — Nov. 1, 2007	Page 4 of 4

Reconciliation of Non-GAAP Measures
(UNAUDITED)

     This press release includes certain financial measures, Recurring Segment Profit, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow as net income (loss) plus the non-cash affiliate interest expense associated with the advances from affiliate that were forgiven by Williams, depreciation, amortization and accretion, and the amortization of a natural gas purchase contract, less our equity earnings in Discovery, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures. For Discovery we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion and less maintenance capital expenditures. Our equity share of Discovery’s Distributable Cash Flow is 60%.
     For Williams Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow, as defined in the preceding paragraph, attributable to partnership operations plus the actual cash distributed by Discovery. The total Distributable Cash Flow attributable to partnership operations is then allocated between the general partner and the limited partners in accordance with the cash distribution provisions of our partnership agreement. The resulting Distributable Cash Flow attributable to partnership operations and to its limited partners is then divided by the weighted average limited partner units outstanding to arrive at Distributable Cash Flow per Limited Partner Unit.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2006*				2007
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D

Williams Partners L.P. Reconciliation of Non-GAAP “Recurring Segment Profit” to GAAP “Segment Profit”

Gathering and Processing — West	$36,653	$37,237	$45,699	$119,589	$31,276	$38,623	$41,160	$111,059
Gathering and Processing — Gulf	5,860	3,659	6,016	15,535	3,638	3,670	7,676	14,984
NGL Services	2,050	1,984	2,177	6,211	53	5,606	3,957	9,616

Segment Profit	44,563	42,880	53,892	141,335	34,967	47,899	52,793	135,659
Non-recurring Items:
Gathering and Processing — West
2001-2002 EFM fees adjustment, revenue effect	—	—	—	—	—	—	3,464	3,464
2001-2002 EFM fees adjustment, depreciation effect	—	—	—	—	—	—	(1,356)	(1,356)
Condensate revenue adjustment	—	(1,900)	—	(1,900)	—	—	—	—
2005-2006 retroactive charges for customer contract	—	—	—	—	(848)	—	—	(848)
Adjust right-of-way prepaid expense	—	—	—	—	1,243	—	—	1,243
Adjust 2006 incentive compensation accrual	—	—	—	—	(899)	—	—	(899)
Adjust asset retirement obligation	—	—	—	—	785	—	—	785
Adjust other accounts payable items	(3,300)	(700)	2,000	(2,000)	—	—	—	—
NGL Services
Product imbalance valuation adjustment	—	—	—	—	1,437	—	—	1,437
Other items:
Gathering and Processing — West
Gain on sale of LaMaquina treating facility	(3,619)	—	—	(3,619)	—	—	—	—

Recurring Segment Profit	$37,644	$40,280	$55,892	$133,816	$36,685	$47,899	$54,901	$139,485

* Because Four Corners and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been restated to reflect the historical results of Four Corners and Equity Earnings in Discovery throughout the periods presented.

	2006*				2007
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D

Williams Partners L.P. Reconciliation of Non-GAAP “Distributable Cash Flow Excluding Equity Investments” to GAAP “Net income”

Net income	$39,514	$34,768	$45,432	$119,714	$13,809	$26,184	$29,429	$69,422
Depreciation, amortization and accretion	10,714	10,852	10,944	32,510	13,178	11,234	10,345	34,757
Amortization of natural gas purchase contract	1,354	1,322	1,322	3,998	1,188	1,189	1,189	3,566
Non-cash amortization of debt issuance costs included in interest expense	—	—	—	—	404	403	404	1,211
Equity earnings — Discovery	(5,671)	(3,521)	(6,083)	(15,275)	(3,931)	(3,875)	(7,902)	(15,708)
Reimbursements from Williams under omnibus agreement	1,248	1,183	1,813	4,244	842	825	1,059	2,726
Non-cash adjustment of 2001-2002 EFM revenue	—	—	—	—	—	—	3,464	3,464
Maintenance capital expenditures (a)(b)	(5,838)	(5,371)	(5,305)	(16,514)	(7,621)	(8,665)	(3,524)	(19,810)

Distributable Cash Flow Excluding Equity Investments	$41,321	$39,233	$48,123	$128,677	$17,869	$27,295	$34,464	$79,628

Less: Pre-partnership Four Corners net income allocated to general partner	(33,415)	(30,624)	(31,445)	(95,484)	—	—	—	—
Less: Pre-partnership Four Corners depreciation, amortization and accretion expense	(9,814)	(9,666)	(7,517)	(26,997)	—	—	—	—
Plus: Pre-partnership Four Corners maintenance capital expenditures	4,673	4,116	3,368	12,157	—	—	—	—
Plus: Discovery’s cash distributions to Williams Partners L.P.	4,400	3,600	4,000	12,000	3,600	10,869	3,600	18,069

Distributable cash flow attributable to partnership operations	7,165	6,659	16,529	30,353	21,469	38,164	38,064	97,697

Distributable Cash Flow attributable to partnership operations allocable to general partner	410	201	3,066	3,677	1,487	9,607	9,557	20,651

Distributable Cash Flow attributable to limited partnership operations allocable to limited partners	$6,755	$6,458	$13,463	$26,676	$19,982	$28,557	$28,507	$77,046

Weighted average number of units outstanding:	14,006,146	14,923,619	21,597,072	16,870,084	39,358,798	39,358,798	39,359,555	39,359,053

Distributable Cash Flow attributable to partnership operations per limited partner unit:	$0.48	$0.43	$0.62	$1.53	$0.51	$0.73	$0.72	$1.96

(a) Maintenance capital expenditures includes certain well connection capital.
(b) Prior-period maintenance capital expenditures have been adjusted to exclude certain efficiency (cost-reduction) type capital.

Discovery Producer Services Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$9,452	$5,868	$10,138	$25,458	$6,551	$6,460	$13,168	$26,179
Depreciation and accretion	6,379	6,374	6,380	19,133	6,483	6,508	6,243	19,234
Maintenance capital expenditures	(516)	(506)	(262)	(1,284)	(429)	(595)	(1,560)	(2,584)

Distributable Cash Flow — 100%	$15,315	$11,736	$16,256	$43,307	$12,605	$12,373	$17,851	$42,829

Distributable Cash Flow — our 60% interest	$9,189	$7,042	$9,754	$25,984	$7,563	$7,424	$10,711	$25,697

* Because Four Corners and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been restated to reflect the historical results of Four Corners and Equity Earnings in Discovery throughout the periods presented.

Consolidated Statements of Income
(UNAUDITED)

	2006*				2007
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D

Revenues:
Product sales:
Affiliate	$58,396	$63,370	$68,542	$190,308	$56,552	$62,119	$75,519	$194,190
Third-party	2,792	7,766	4,553	15,111	6,313	5,070	4,297	15,680
Gathering and processing:
Affiliate	9,933	10,756	10,162	30,851	9,491	8,743	9,178	27,412
Third-party	51,376	49,405	52,679	153,460	51,103	51,422	51,721	154,246
Storage	5,105	5,924	6,581	17,610	6,410	6,818	7,404	20,632
Fractionation	3,953	2,989	2,708	9,650	1,917	2,616	2,723	7,256
Other	1,180	976	1,357	3,513	2,029	2,481	(1,266)	3,244

Total revenues	132,735	141,186	146,582	420,503	133,815	139,269	149,576	422,660

Cost and expenses:
Product cost and shrink replacement:
Affiliate	21,380	18,057	19,159	58,596	21,725	18,520	18,806	59,051
Third-party	22,620	26,662	25,542	74,824	20,470	26,157	30,043	76,670
Operating and maintenance expense:
Affiliate	15,686	13,401	10,681	39,768	14,328	10,484	15,275	40,087
Third-party	21,100	28,167	26,888	76,155	28,185	23,759	25,259	77,203
Depreciation, amortization and accretion	10,714	10,852	10,944	32,510	13,178	11,234	10,345	34,757
General and administrative expense:
Affiliate	7,281	9,227	7,730	24,238	9,406	9,644	10,816	29,866
Third-party	1,305	950	1,038	3,293	664	1,189	925	2,778
Taxes other than income	2,283	1,757	2,352	6,392	2,114	2,626	2,474	7,214
Other	(3,643)	328	90	(3,225)	460	198	134	792

Total costs and expenses	98,726	109,401	104,424	312,551	110,530	103,811	114,077	328,418

Operating income	34,009	31,785	42,158	107,952	23,285	35,458	35,499	94,242

Equity earnings — Discovery	5,671	3,521	6,083	15,275	3,931	3,875	7,902	15,708

Interest expense:
Affiliate	(15)	(15)	(15)	(45)	(15)	(15)	(16)	(46)
Third-party	(221)	(633)	(3,256)	(4,110)	(14,375)	(14,395)	(14,268)	(43,038)
Interest income	70	110	462	642	983	1,261	312	2,556

Net income	$39,514	$34,768	$45,432	$119,714	$13,809	$26,184	$29,429	$69,422

* Because Four Corners and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been restated to reflect the historical results of Four Corners and Equity Earnings in Discovery throughout the periods presented.

Segment Profit & Operating Statistics
(UNAUDITED)

	2006*				2007
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D	1st Qtr	2nd Qtr	3rd Qtr	Y-T-D

Gathering and Processing — West
Segment revenues	$115,672	$127,794	$132,603	$376,069	$120,428	$125,047	$134,035	$379,510
Product cost	38,277	41,800	41,821	121,898	39,675	42,313	45,791	127,779
Operating and maintenance expense	29,095	34,525	29,950	93,570	33,097	29,487	34,267	96,851
Depreciation, amortization and accretion	9,814	9,952	10,035	29,801	12,175	10,203	8,564	30,942
Direct general and administrative expenses	3,400	2,361	2,838	8,599	1,821	1,797	1,839	5,457
Other, net	(1,567)	1,919	2,260	2,612	2,384	2,624	2,414	7,422

Segment profit	$36,653	$37,237	$45,699	$119,589	$31,276	$38,623	$41,160	$111,059

Gathering and Processing — Gulf
Segment revenues	$733	$676	$632	$2,041	$561	$459	$521	$1,541
Operating and maintenance expense	242	231	399	872	550	361	443	1,354
Depreciation and accretion	300	300	300	900	304	303	304	911
Direct general and administrative expenses	2	7	—	9	—	—	—	—

Segment operating income (loss)	189	138	(67)	260	(293)	(205)	(226)	(724)
Equity earnings	5,671	3,521	6,083	15,275	3,931	3,875	7,902	15,708

Segment profit	$5,860	$3,659	$6,016	$15,535	$3,638	$3,670	$7,676	$14,984

NGL Services
Segment revenues	$16,330	$12,716	$13,347	$42,393	$12,826	$13,763	$15,020	$41,609
Operating and maintenance expense	7,449	6,812	7,220	21,481	8,866	4,395	5,824	19,085
Product cost	5,723	2,919	2,880	11,522	2,520	2,364	3,058	7,942
Depreciation and accretion	600	600	609	1,809	699	728	1,477	2,904
Direct general and administrative expenses	301	235	279	815	498	470	510	1,478
Other, net	207	166	182	555	190	200	194	584

Segment profit	$2,050	$1,984	$2,177	$6,211	$53	$5,606	$3,957	$9,616

* Because Four Corners and the additional 20% interest in Discovery were affiliates of Williams at the time of these acquisitions, the transactions were between entities under common control, and have been accounted for at historical cost. Accordingly, these tables have been restated to reflect the historical results of Four Corners and Equity Earnings in Discovery throughout the periods presented.

Operating Information:
Williams Partners:
Conway storage revenues	$5,105	$5,924	$6,581	$17,610	$6,410	$6,818	$7,404	$20,632
Conway fractionation volumes (bpd) — our 50%	46,042	39,669	38,517	41,382	31,316	36,220	35,574	34,385
Carbonate Trend gathered volumes (MMBtu/d)	33,407	29,327	27,650	30,107	25,187	19,127	22,080	22,120
Williams Four Corners — 100%:
Gathered volumes (MMBtu/d)	1,511,867	1,473,371	1,501,978	1,495,771	1,452,694	1,461,514	1,468,598	1,460,993
Processed volumes (MMBtu/d)	868,200	861,876	878,965	869,731	866,116	872,091	889,576	876,015
Liquid sales gallons (000s)	41,413	43,874	47,009	132,296	45,603	39,031	46,098	130,732
Net liquids margin (cents/gallon)	$0.37	$0.49	$0.56	$0.48	$0.41	$0.53	$0.63	$0.52
Discovery Producer Services — 100%
Gathered volumes (MMBtu/d)	581,788	342,037	435,885	451,449	547,504	616,172	579,588	581,205
Gross processing margin ($/MMBtu)	$0.16	$0.25	$0.28	$0.22	$0.23	$0.24	$0.32	$0.27